==============================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.       )

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ X ]  Preliminary Proxy Statement           [   ]  CONFIDENTIAL, FOR USE OF THE
                                                    COMMISSION ONLY (AS PERMITTED BY RULE
                                                    14a-6(e)(2))
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        LEXINGTON PRECISION CORPORATION
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[ X ]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------


==============================================================================

                         LEXINGTON PRECISION CORPORATION
                                767 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                                 --------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 1998


         The Annual Meeting of Stockholders of LEXINGTON PRECISION CORPORATION (the "Company") will be held at the offices of Nixon, Hargrave, Devans & Doyle LLP, 437 Madison Avenue, 24th Floor, New York, New York, on Wednesday, May 13, 1998, at 10:30 A.M. for the purpose of considering and acting upon the following matters:

        (1A) In the event the proposal to amend Article III, Section 1 of the Company's By-laws, as described under item (2) below, is approved by the Company's stockholders, the election of five directors as set forth in the accompanying Proxy Statement.

        (1B) In the event the proposal to amend Article III, Section 1 of the Company's By-laws, as described under item (2) below, is not approved by the Company's stockholders, the election of two directors as set forth in the accompanying Proxy Statement.

         (2) A proposal to amend Article III, Section 1 of the Company's By-laws to de-classify the Company's Board of Directors by eliminating the provision in the By-laws that provides that the Company's Board of Directors shall be divided into three classes, as nearly equal in number as possible, and that directors shall be elected for terms of three years on a staggered basis.

         (3) The ratification or disapproval of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1998.

         (4) The transaction of such other business as may properly come before the meeting and any adjournments thereof.

        Pursuant to the provisions of the By-laws, the Board of Directors has fixed the close of business on April 1, 1998, as the record date for determining the stockholders of the Company entitled to notice of and to vote at the meeting and any adjournments thereof.

        PLEASE SIGN, DATE, AND MAIL THE ENCLOSED PROXY PROMPTLY. A POSTAGE PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                            By Order of the Board of Directors,


                                            Kenneth I. Greenstein
                                            Secretary

April XX, 1998
New York, New York

                         LEXINGTON PRECISION CORPORATION
                                767 THIRD AVENUE
                            NEW YORK, NEW YORK 10017


                                 --------------


                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 1998


         This Proxy Statement is being mailed to stockholders on or about April 18, 1998, in connection with the solicitation of proxies by the Board of Directors of LEXINGTON PRECISION CORPORATION, a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held on May 13, 1998. Accompanying this Proxy Statement is a Notice of Annual Meeting of Stockholders and a form of proxy for such meeting. A copy of the Company's Annual Report for the year ended December 31, 1997, which contains financial statements and related data, also accompanies this Proxy Statement.

         All proxies which are properly completed, signed, and returned to the Company in time will be voted in accordance with the instructions thereon. Proxies may be revoked by any stockholder upon written notice to the Secretary of the Company prior to the exercise thereof and stockholders who are present at the Annual Meeting may withdraw their proxies and vote in person if they so desire.

         The cost of preparing and mailing the accompanying form of proxy and related materials and the cost of soliciting proxies will be borne by the Company. The Company has requested brokers, custodians, and other like parties to distribute proxy materials to the beneficial owners of shares and to solicit their proxies and will reimburse such persons for their services in doing so. Without additional compensation, officers and regular employees of the Company may solicit proxies personally or by telephone. The cost of additional solicitation incurred otherwise than by use of the mails is estimated not to exceed $3,000. In addition, the Company may employ a proxy solicitation organization at a cost not to exceed $7,500.

         Only stockholders of record at the close of business on the record date, April 1, 1998, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. As of the record date, the Company had outstanding 4,263,036 shares of its common stock, $0.25 par value (the "Common Stock"), and 4,200 shares of its $8 Cumulative Convertible Preferred Stock, Series B, $100 par value (the "Series B Preferred Stock"), each entitling the holder thereof to one vote per share. The affirmative vote of a plurality of the shares of the Company's Common Stock and Series B Preferred Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of 75 % of the outstanding shares of the Company's Common Stock and Series B Preferred Stock entitled to vote in the election of directors considered as one class is required for the approval of the amendment of the Company's By-laws to de-classify the Company's Board of Directors. The affirmative vote of a majority of shares of the Company's Common Stock and Series B Preferred Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the selection of auditors.

         With regard to the election of directors, votes may be cast in favor or withheld. Votes withheld from the election of directors will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but have no legal effect under Delaware law and, consequently, will not affect the outcome of the voting on such proposal. With regard to other proposals, abstentions may be specified and will have the same effect as votes against the subject proposal at the Annual Meeting. Broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter as to which the brokers or nominees do not have discretionary power) are counted for purposes of determining a quorum for the transaction of business at the Annual Meeting but are not considered as having voted for purposes of determining the outcome of a vote.


                             PRINCIPAL STOCKHOLDERS

         The following table sets forth the beneficial ownership of the Company's Common Stock, as of April 1, 1998, by each person known to, or believed by the Company to, own beneficially more than 5% of its outstanding Common Stock.

       NAME AND ADDRESS OF                 SHARES OF COMMON STOCK               PERCENT OF
         BENEFICIAL OWNER                  BENEFICIALLY OWNED (1)               CLASS OWNED
         ----------------                  ----------------------               -----------

Michael A. Lubin                                  1,477,180(2)                     32.9%
Lubin, Delano & Company
767 Third Avenue
New York, New York  10017

Warren Delano                                     1,346,793(3)                     30.1
Lubin, Delano & Company
767 Third Avenue
New York, New York  10017

William B. Conner                                   219,906(4)                      5.2
Conner Holding Company
1030 State Street
Erie, Pennsylvania  16501

(1) The persons named in the table have sole voting and dispositive power with respect to all shares of the Company's Common Stock shown as beneficially owned by them, except as set forth in the notes to the table and subject to community property laws, where applicable.

(2) Includes (i) 35,000 shares owned by each of Mr. Lubin's two minor children with respect to which Mr. Lubin acts as custodian under the New York Uniform Gifts to Minors Act, (ii) 222,200 shares which Mr. Lubin has the right to acquire upon the conversion of $505,000 principal amount of the Company's 14% Junior Subordinated Convertible Notes, due May 1, 2000 (the "14% Convertible Notes") owned by Mr. Lubin, at a conversion price (subject to adjustment) of $2.27273 per share, (iii) 50,000 shares owned by an Individual Retirement Account of Mr. Lubin, and (iv) 50,000 shares owned by a retirement benefit plan of which Mr. Lubin is a beneficiary.

(3) Includes (i) 217,800 shares which Mr. Delano has the right to acquire upon the conversion of $495,000 principal amount of the Company's 14% Convertible Notes owned by Mr. Delano, at a conversion price (subject to adjustment) of $2.27273 per share, (ii) 110,750 shares owned by Individual Retirement Accounts of Mr. Delano, and (iii) 50,000 shares owned by a retirement benefit plan of which Mr. Delano is a beneficiary.

(4) Includes 158,594 shares owned by Conner Holding Company, a Nevada corporation, of which Mr. Conner is President, a director, and majority stockholder.

PROPOSAL 2 -- AMENDMENT OF BY-LAWS TO DE-CLASSIFY THE COMPANY'S BOARD OF
                                    DIRECTORS

         The Board of Directors recommends that the stockholders of the Company consider and approve a proposal to amend the Company's By-laws to de-classify the Company's Board of Directors by eliminating the provision in the By-laws that provides that the Company's Board of Directors shall be divided into three classes, as nearly equal in number as possible, and that directors shall be elected for terms of three years on a staggered basis.

EXISTING BY-LAW PROVISION

         Article III, Section 1 of the Company's By-laws as in effect on the date hereof reads as follows:

                  SECTION 1. The number of directors which shall constitute the whole board shall be not less than three nor more than fifteen. The board, following adoption of the amendment to this Section on September 29, 1976, shall consist of nine directors. Thereafter, within the limits above specified, the number of directors shall be fixed by resolution of the board of directors, subject to the provisions of Delaware law or these by-laws regarding removal of directors. The board of directors shall be divided into three classes each consisting of three directors with the term of office of the first class expiring at the annual meeting of stockholders in 1977, of the second class expiring at the annual meeting of stockholders in 1978, and of the third class expiring at the annual meeting of stockholders in 1979.

                  Any newly created directorships or decrease in directorships arising out of a change in the number of directors shall be so apportioned among the classes so as to make all classes as nearly equal in number of directors as possible.

                  At each annual meeting of stockholders, successors to directors of the class whose terms then expire shall be elected to hold office for a term expiring the third succeeding annual meeting of stockholders and until their successors shall have been duly elected and qualified. No director may be removed from his office as a director by vote or other action of stockholders or otherwise except for cause.

                  Notwithstanding the foregoing, whenever the holders of any preferred stock, as provided in the certificate of incorporation or in any resolution or resolutions of the board of directors establishing any such preferred stock, shall have the right voting as a single class, to elect directors at the annual or a special meeting of stockholders, the then-authorized number of directors of the corporation may be increased by such number as may be therein provided, and the additional directors so provided for shall be elected and hold office as provided therein.

PROPOSED AMENDED BY-LAW PROVISION

         It is proposed that Article III, Section 1 of the Company's By-laws be amended to read as follows:

                  SECTION 1. The number of directors which shall constitute the whole board shall be not less than three nor more than fifteen.

                  Notwithstanding the foregoing, whenever the holders of any preferred stock, as provided in the certificate of incorporation or in any resolution or resolutions of the board of directors establishing any such preferred stock, shall have the right voting as a single class, to elect directors at the annual or a special meeting of stockholders, the then-authorized number of directors of the corporation may be increased by such number as may be therein provided, and the additional directors so provided for shall be elected and hold office as provided therein.

REASONS FOR THE PROPOSED BY-LAW AMENDMENTS

         The provisions concerning the classification of the Company's Board of Directors were initially included in the Company's By-laws as an anti-takeover device in 1976 and these provisions are permissible for a Delaware corporation, such as the Company, to include in its by-laws. However, for the reasons described below, the Company is proposing to amend the By-laws to de-classify the Company's Board of Directors.

         Adoption of the proposed amendment of Article III, Section 1 of the Company's By-laws would have the effect of causing directors of the Company to serve on the Board of Directors until their respective successors shall have been elected and qualified, rather than for the present staggered terms of three years and until their respective successors shall have been elected and qualified. Implicit in the proposed amendment is the concept that directors will serve for one year terms, subject to re-election, since Delaware law requires that Delaware corporations, such as the Company, hold an annual meeting for the election of directors. Although the Company values the continued involvement of its incumbent directors and presently does not intend to change the composition of the Board of Directors, the Company believes that the proposed amendments will enhance the Company's ability to attract and retain qualified candidates to serve on the Company's Board of Directors by affording the Company greater flexibility in the regular recruitment and nomination of director candidates. The Company also believes that adoption of the proposed amendment would eliminate an anti-takeover device that, under certain circumstances, could prevent a potential acquiror of the Company from gaining control of a majority of the Board of Directors for up to two years absent the voluntary resignation of a sufficient number of directors to enable the potential acquiror to gain such control. Consequently, the existing By-law provision could tend to entrench an incumbent Board. In addition, the Company believes that it is appropriate to limit the terms of directors to one year in order to ensure that the Company's stockholders have the ability annually to evaluate and vote upon the performance of the Board of Directors.

         If the proposed amendment is adopted by the stockholders, under Delaware law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares of capital stock then entitled to vote at an election of directors. Since incumbent members of the Company's Board of Directors Michael A. Lubin and Warren Delano collectively are the beneficial owners of more than a majority of the outstanding shares of the Company's Common Stock, the proposed By-law amendment would afford those members of the Board the ability to act together, or together with other stockholders, to remove one or more of the Company's directors, with or without cause. See "Principal Stockholders." The Company's directors and executive officers as a group are the beneficial owners of 69.5% of the Company's Common Stock. See "Security Ownership of Management." However, even if Article III,
Section 1 of the By-laws is not amended as proposed, Messrs. Lubin and Delano have sufficient voting power to significantly influence, if not control, the election of the Company's Board of Directors. The present By-laws prohibit stockholders from removing directors without cause. Delaware law requires that, if a director of a Delaware corporation is to be removed for cause, the director is entitled to notice of specific charges of misconduct, adequate notice of proceedings to remove him or her and an opportunity to answer the charges. Failure to follow such procedures may constitute grounds to invalidate an attempted removal for cause. The Company believes that the Company's stockholders will be afforded greater influence and flexibility in corporate governance matters by amending the By-laws to permit the removal of directors with or without cause. If the proposed amendment is adopted, however, directors elected by a specific class or series of capital stock may be removed with or without a cause by the holders of such class or series, and not by the holders of all outstanding shares. The Company's Restated Certificate of Incorporation provides that, in the event six quarterly dividends (whether or not consecutive) payable on the then outstanding Series B Preferred Stock are in arrears, the Company's Board of Directors will be increased by the members to be elected by the holders of Series B Preferred Stock voting as a class. Holders of the Series B Preferred Stock will continue to vote as a class to elect the two additional directors until such time as all dividends in arrears on the Series B Preferred Stock are paid.

         In the event that the proposed amendment of the By-laws is approved by the stockholders at the Annual Meeting, the stockholders will be asked to vote for election of five directors at the Annual Meeting, each to serve for a term expiring at the Annual Meeting of Stockholders to be held in 1999 and until his successor shall have been elected and qualified. In such event, the Board of Directors intends to nominate and, pursuant to this Proxy Statement, solicit proxies for the election of each of the incumbent directors. In the event the proposed amendment of the By-laws is not approved by the stockholders at the Annual Meeting, the stockholders will be asked to vote for the election of two directors at the Annual Meeting, each to serve for a term expiring at the Annual Meeting of Stockholders to be held in 2001 and until his successor shall have been elected and qualified. In such event, the Board of Directors intends to nominate and, pursuant to this Proxy Statement, solicit proxies for the election of incumbent directors Warren Delano and Kenneth I. Greenstein. See "Proposals 1A and 1B - Election of Directors."

         The Board of Directors approved the foregoing amendments of the Company's By-laws on March 10, 1998.

         The Company's Restated Certificate of Incorporation provides that
Article III, Section 1 of the By-laws may not be amended except upon the affirmative vote of the holders of at least 75 % of the outstanding shares of capital stock of the Company entitled to vote in the election of directors considered as one class.

         ACCORDINGLY, YOUR VOTE ON THIS PROPOSAL 2 IS VERY IMPORTANT. BECAUSE APPROVAL OF THIS PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF AT LEAST 75 % OF THE COMPANY'S OUTSTANDING SHARES OF CAPITAL STOCK, A NON-VOTE OR ABSTENTION WILL BE EQUIVALENT TO A VOTE AGAINST THIS PROPOSAL.

         UNLESS THE ENCLOSED PROXY IS MARKED TO THE CONTRARY, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR THIS PROPOSAL 2.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THIS AMENDMENT TO THE COMPANY'S BY-LAWS.

                  PROPOSALS 1A AND 1B -- ELECTION OF DIRECTORS

         Pursuant to Proposal 1A, as noted above in "Proposal 2-Amendment of By-laws to De-classify the Company's Board of Directors," in the event that the proposed amendment of the By-laws is approved by the stockholders at the Annual Meeting, the stockholders will be asked to vote for election of five directors at the Annual Meeting, each to serve for a term expiring at the Annual Meeting of Stockholders to be held in 1999 and until his successor shall have been elected and qualified. In such event, the board of Directors intends to nominate and, pursuant to this Proxy Statement, solicit proxies for the election of each of the incumbent directors. Pursuant to Proposal 1B, as noted in "Proposal 2-Amendment of By-laws to De-classify the Company's Board of Directors," in the event the proposed amendment of the By-laws is not approved by the stockholders at the Annual Meeting, the stockholders will be asked to vote for the election of two directors at the Annual Meeting, each to serve for a term expiring at the Annual Meeting of Stockholders to be held in 2001 and until his successor shall have been elected and qualified. In such event, the board of Directors intends to nominate and, pursuant to this Proxy Statement, solicit proxies for the election of incumbent directors, Warren Delano and Kenneth I. Greenstein. The Board of Directors intends to solicit proxies in the alternative pursuant to Proposals 1A and 1B in order to ensure that the stockholders have the ability to vote upon nominations for the Board of Directors regardless of the outcome of the stockholders' vote on "Proposal 2-Amendment of By-laws to De-classify the Company's Board of Directors."

         If Proposal 2 is adopted at the Annual Meeting, the amended By-Laws of the Company will provide that five directors shall be elected whose terms would expire in 1999. Pursuant to Proposal 1A, in the event that the proposed amendment of the By-laws is approved by the stockholders at the Annual Meeting, the stockholders will be asked to vote for the election of five directors at the Annual Meeting, each to serve for a term expiring at the Annual Meeting of Stockholders to be held in 1999 and until his successor shall have been elected and qualified. Proposal 1A will have no effect if the proposed amendment of the By-laws is not approved by the stockholders at the Annual Meeting. Unless authority to vote for the election of a director is specifically withheld by appropriate designation on the face of the proxy, it is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election at the Annual Meeting of William B. Conner, Warren Delano, Kenneth I. Greenstein, Michael A. Lubin, and Phillips E. Patton as directors, to serve until the 1999 Annual Meeting of Stockholders and until their respective successors shall have been elected and qualified. Messrs. Conner, Delano, Greenstein, Lubin, and Patton are presently members of the Company's Board of Directors. The proxies cannot be voted for a greater number of persons than five in respect of Proposal 1A. Management has no reason to believe that the named nominees will be unable or unwilling to serve if elected. However, in such case, it is intended that the individuals named in the enclosed proxy will vote for the election of such substituted nominees as the Company's Board of Directors may recommend.

         In the alternative, if Proposal 2 is not adopted, the By-Laws of the Company will continue to provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, and that directors shall be elected for terms of three years on a staggered basis. Pursuant to Proposal 1B, in the event the proposed amendment of the By-laws is not approved by the stockholders at the Annual Meeting, the stockholders will be asked to vote for the election of two directors at the Annual Meeting, each to serve for a term expiring at the Annual Meeting of Stockholders to be held in 2001 and until his successor shall have been elected and qualified. Proposal 1B will have no effect if the proposed amendment of the By-laws is approved by the stockholders at the Annual Meeting. There are presently five directors, two whose terms expire in 1998, two whose terms expire in 1999, and one whose term expires in 2000. Unless authority to vote for the election of a director is specifically withheld by appropriate designation on the face of the proxy, it is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election at the Annual Meeting of Warren Delano and Kenneth I. Greenstein as directors, to serve until the 2001 Annual Meeting of Stockholders and until their respective successors shall have been elected and qualified. Messrs. Delano and Greenstein are presently members of the Company's Board of Directors. The proxies cannot be voted for a greater number of persons than two in respect of Proposal 1B. Management has no reason to believe that the named nominees will be unable or unwilling to serve if elected. However, in such case, it is intended that the individuals named in the enclosed proxy will vote for the election of such substituted nominees as the Company's Board of Directors may recommend.

         Certain information concerning the nominees and directors continuing in office is set forth in the following table.


                                                                   PRINCIPAL OCCUPATION, BUSINESS
          NAME                             AGE                      EXPERIENCE AND DIRECTORSHIPS
          ----                             ---                      ----------------------------

NOMINEE FOR TERMS EXPIRING IN 1999 UNDER PROPOSAL 1A OR IN 2001 UNDER PROPOSAL 1B
Warren Delano                              47         President of the Company for more than five years.
                                                      Partner of Lubin, Delano & Company, an investment
                                                      banking and consulting firm, for more than five years.
                                                      Director of the Company since 1985.

Kenneth I. Greenstein                      68         Secretary of the Company since September 1979.
                                                      Consultant since January 1998. Stockholder of a
                                                      professional corporation which was a partner in Nixon,
                                                      Hargrave, Devans & Doyle LLP, a law firm, for more
                                                      than five years prior thereto. Director of the Company
                                                      since 1978.

NOMINEE FOR TERM EXPIRING IN 1999 UNDER PROPOSAL 1A OR DIRECTOR WHOSE TERM EXPIRES IN 2000 UNDER
PROPOSAL 1B

Michael A. Lubin                           48         Chairman of the Board of the Company for more than
                                                      five years. Partner of Lubin, Delano & Company, an
                                                      investment banking and consulting firm, for more than
                                                      five years. President and Chief Operating Officer of
                                                      Salant Corporation, a manufacturer of men's, women's,
                                                      and children's apparel, from April 1997 through July
                                                      1997, and Executive Vice President and Chief Operating
                                                      Officer of Salant Corporation from  October 1995
                                                      through March 1997. Director of the Company since
                                                      1985.

                                                                   PRINCIPAL OCCUPATION, BUSINESS
          NAME                             AGE                      EXPERIENCE AND DIRECTORSHIPS
          ----                             ---                      ----------------------------

NOMINEES FOR TERMS EXPIRING IN 1999 UNDER PROPOSAL 1A OR DIRECTORS WHOSE TERMS EXPIRE IN 1999 UNDER
PROPOSAL 1B

William B. Conner                          65         Private Investor. President and director of Conner
                                                      Holding Company, a holding company for aviation
                                                      companies, and Chairman of the Board of the subsidiaries
                                                      thereof for more than five years. Director of Acordia,
                                                      Inc., a holding company for insurance brokerage, claims
                                                      administration, and employee benefits consulting
                                                      companies, from April 1991 until May 1996. President of
                                                      Robinson-Conner, Inc., an insurance brokerage firm
                                                      which became a subsidiary of Acordia, Inc. in April 1991,
                                                      from 1967 until June 1993. Executive Vice President of
                                                      Acordia, Inc. from April 1991 until March 1993. Director
                                                      of the Company since 1981.

Phillips E. Patton                         60         Private Investor. Chairman of the Board and President of
                                                      Specialty Packaging Products Inc., a manufacturer of
                                                      metal and plastic packaging components, from February
                                                      1984 until November 1992. Director of Regency Bank, a
                                                      Richmond, Virginia, commercial bank, since 1987.
                                                      Director of the Company since 1993.


                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         The Board of Directors met five times during 1997. During 1997, each of the directors attended 80% or more of the meetings held by the Board of Directors and all of the meetings held by the Committees of the Board of Directors on which such person served.

         As of December 31, 1997, the Board of Directors had standing an Audit Committee and a Compensation Committee. The members of those Committees were as follows:

             NAME OF COMMITTEE                     CHAIRMAN                       OTHER MEMBER
             -----------------                     --------                       ------------
           Audit Committee                     Phillips E. Patton               Kenneth I. Greenstein

           Compensation Committee              William B. Conner                Phillips E. Patton

         The Audit Committee, which is comprised of two non-management members of the Board of Directors, met two times during 1997. Its functions included consulting periodically with the Company's independent auditors as to the nature, scope, and results of their audit of the accounts of the Company, reviewing the Company's internal accounting controls and procedures and such other related matters as the Audit Committee deemed advisable.

         The Compensation Committee, which is comprised of two members of the Board of Directors who are not employees of the Company or eligible to receive restricted stock awards pursuant to the Company's 1986 Restricted Stock Award Plan, met once during 1997. Its functions included reviewing salaries, cash bonus awards, and existing or potential compensation plans for the Company's executive officers and other eligible employees and making recommendations to the Board of Directors regarding such salaries, cash bonus awards, and incentive compensation plans. Additionally, the Committee administers the Company's 1986 Restricted Stock Award Plan and is responsible for determining the employees of the Company to whom, and the time or times at which, awards will be granted.

         Each member of the Board of Directors receives an annual fee of $12,000. Directors receive $1,000 for each Board or Committee meeting attended in person as well as reasonable out-of-pocket expenses incurred in connection with attending such meetings. Directors receive $250 for each Board or Committee meeting attended by telephone. There are no other fees paid to directors for services rendered as members of the Board.


                               EXECUTIVE OFFICERS

         The following table sets forth certain information concerning the executive officers of the Company.

        NAME                       POSITION AND OFFICES                            AGE
        ----                       --------------------                            ---

Michael A. Lubin                   Chairman of the Board                            48

Warren Delano                      President and Director                           47

Dennis J. Welhouse                 Senior Vice President, Chief Financial           49
                                   Officer, and Assistant Secretary

Kelly L. MacMillan                 Treasurer                                        32


         Mr. Lubin has been Chairman of the Board of the Company for more than five years. For more than five years, Mr. Lubin has been a partner of Lubin, Delano & Company, an investment banking and consulting firm that has been retained by the Company. Mr. Lubin was also President and Chief Operating Officer of Salant Corporation, a manufacturer of men's, women's, and children's apparel, from April 1997 through July 1997, and was Executive Vice President and Chief Operating Officer of Salant Corporation from October 1995 through March 1997.

         Mr. Delano has been President of the Company for more than five years. For more than five years, Mr. Delano has been a partner of Lubin, Delano & Company, an investment banking and consulting firm that has been retained by the Company.

         Dennis J. Welhouse has been Senior Vice President of the Company since March 1992 and Chief Financial Officer and Assistant Secretary of the Company since November 1988.

         Kelly L. MacMillan has been Treasurer of the Company since July 1995. Ms. MacMillan served as Assistant Treasurer of the Company from November 1991 through June 1995.

         Each of the Company's executive officers serves at the pleasure of the Board of Directors.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth the beneficial ownership of the Company's Common Stock, as of April 1, 1997, by each director and director nominee, by each of the named executive officers, and by all directors and executive officers as a group.

                                            SHARES OF COMMON STOCK                   PERCENT OF
NAME OF BENEFICIAL OWNER                    BENEFICIALLY OWNED (1)                   CLASS OWNED
------------------------                  ---------------------------                -----------

Michael A. Lubin                                   1,477,180(2)                         32.9%
Warren Delano                                      1,346,793(3)                         30.1
William B. Conner                                    219,906(4)                          5.2
Phillips E. Patton                                   124,000                             2.9
Dennis J. Welhouse                                    65,842                             1.5
Kenneth I. Greenstein                                 35,636(5)                           *
Kelly L. MacMillan                                      -                                 -

Directors and executive officers
  as a group (7 persons)                           3,269,357(6)                         69.5


     *   Less than one percent.

(1) The persons named in the table have sole voting and dispositive power with respect to all shares of the Company's Common Stock shown as beneficially owned by them, except as set forth in the notes to the table and subject to community property laws, where applicable.

(2) Includes (i) 35,000 shares owned by each of Mr. Lubin's two minor children with respect to which Mr. Lubin acts as custodian under the New York Uniform Gifts to Minors Act, (ii) 222,200 shares which Mr. Lubin has the right to acquire upon the conversion of $505,000 principal amount of the Company's 14% Convertible Notes owned by Mr. Lubin, at a conversion price (subject to adjustment) of $2.27273 per share, (iii) 50,000 shares owned by an Individual Retirement Account of Mr. Lubin, and (iv) 50,000 shares owned by a retirement benefit plan of which Mr. Lubin is a beneficiary.

(3) Includes (i) 217,800 shares which Mr. Delano has the right to acquire upon the conversion of $495,000 principal amount of the Company's 14% Convertible Notes owned by Mr. Delano, at a conversion price (subject to adjustment) of $2.27273 per share, (ii) 110,750 shares owned by Individual Retirement Accounts of Mr. Delano, and (iii) 50,000 shares owned by a retirement benefit plan of which Mr. Delano is a beneficiary.

(4) Includes 158,594 shares owned by Conner Holding Company, a Nevada corporation, of which Mr. Conner is President, a director, and majority stockholder.

(5) Includes 8,170 shares owned by a retirement benefit plan of which Mr. Greenstein is sole beneficiary.

(6)  See footnotes 1 through 5, above.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder require the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and to furnish to the Company copies of all such filings.

         The Company believes, based solely upon a review of (i) those reports and amendments thereto furnished to the Company during and with respect to the year ended December 31, 1997, and (ii) written representations from certain reporting persons, that all required reports for the year ended December 31, 1997, were timely filed.


                             EXECUTIVE COMPENSATION

         The following table summarizes compensation, for the Company's past three fiscal years, paid to the Company's executive officers whose total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                                                          ANNUAL COMPENSATION
            NAME AND                FISCAL            ----------------------------        ALL OTHER
      PRINCIPAL POSITION             YEAR             SALARY($)        BONUS($)(1)      COMPENSATION($)
      ------------------             ----             ---------        -----------      ---------------

Michael A. Lubin                     1997           215,750(2)                -                   -
  Chairman of the                    1996           211,250(2)                -                   -
  Board                              1995           211,250(2)          175,000(3)                -


Warren Delano                        1997           215,750(4)                -                   -
  President and Director             1996           211,250(4)                -                   -
                                     1995           211,250(4)          175,000(3)                -


Dennis J. Welhouse                   1997           135,000                   -               7,772(5)
  Senior Vice President,             1996           131,000               9,825               8,449(5)
  Chief Financial Officer and        1995           126,552              28,474               6,741(5)
  Assistant Secretary

(1) Amounts reported in a particular year reflect bonuses earned for services rendered in that year and paid in that year or the following year.

(2) Represents (i) compensation in the amount of $200,000 paid in 1997, 1996, and 1995, paid indirectly to Mr. Lubin through Lubin, Delano & Company for services rendered as an executive officer of the Company and (ii) fees paid to Mr. Lubin for serving as a member of the Company's Board of Directors. Lubin, Delano & Company is an investment banking and consulting firm of which Messrs. Lubin and Delano are the only partners. See "Compensation Committee Report on Executive Compensation" and "Certain Relationships and Transactions."

(3) Amount represents (i) an incentive bonus payment of $75,000 and (ii) 50% of a $200,000 fee paid on January 31, 1995, to Lubin, Delano & Company for services rendered in connection with the refinancing of certain of the Company's indebtedness.

(4) Represents (i) compensation in the amount of $200,000 in 1997, 1996, and 1995, paid indirectly to Mr. Delano through Lubin, Delano & Company for services rendered as an executive officer of the Company and (ii) fees paid to Mr. Delano for serving as a member of the Company's Board of Directors. See "Compensation Committee Report on Executive Compensation" and "Certain Relationships and Transactions."

(5) Represents (i) Company contributions of $7,241, $7,939, and $6,252 made to Mr. Welhouse's account under the Company's 401(k) Plan in 1997, 1996, and 1995, respectively, and (ii) insurance premiums of $531, $510 and $489 paid by the Company in 1997, 1996, and 1995, respectively, for term life insurance owned by Mr. Welhouse.

         No stock options or stock appreciation rights were granted to, exercised by, or held by any of the persons named in the Summary Compensation Table above during 1997.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is comprised of two non-employee directors of the Company. The Compensation Committee is responsible, subject to the approval of the Board of Directors, for reviewing compensation levels of executive officers, evaluating the performance of corporate management, and administering the Company's incentive compensation plan.

COMPENSATION PHILOSOPHY AND POLICY

         The Company's compensation program generally is designed to motivate and reward the Company's executive officers for attaining financial, operational, and strategic objectives that will contribute to the overall goal of enhancing stockholder value. The principal elements of the compensation plan include base salary and cash bonus awards.

         BASE SALARY. In determining the base pay levels for executive officers of the Company, the Compensation Committee considers the compensation paid by a group of industrial companies which are generally similar to the Company. The number and composition of the group with which the Company compares itself for this purpose is subject to change as the companies change size or focus, merge, or are acquired. Base pay levels, prior to taking into account other factors considered by the Compensation Committee, are at the mid-range of base pay levels for such group of companies. The Compensation Committee believes that the Company's most direct competitors are private companies which do not publicly disclose executive compensation, financial condition, or operating performance information. The Compensation Committee also believes that the companies with which the Company compares itself for the purpose of determining executive compensation are not necessarily included in the indices used to compare stockholder returns which are contained elsewhere in the Proxy Statement in which this report appears. In determining the salary component of compensation packages for executive officers, the Compensation Committee also takes into consideration the recent performance of the individual and the Company, the experience of the individual, and the scope and complexity of the position. The Compensation Committee does not assign weights to these factors and does not consider any one factor more important than another.

         INCENTIVE COMPENSATION PLAN. To provide incentives to increase profitability, the Company has an incentive compensation plan which provides for the payment of cash bonus awards to executive officers and other eligible employees of the Company. Bonus awards for eligible operating company employees are based upon the attainment of predetermined profit targets at each respective operating company. Bonus awards for executive officers and other eligible corporate employees are based upon the attainment of predetermined consolidated profit targets. The Compensation Committee of the Company's Board of Directors is responsible for the supervision of the plan. The Company also has a restricted stock plan but has not utilized the plan for incentive compensation in recent years.

         COMPENSATION OF MESSRS. DELANO AND LUBIN. Messrs. Delano and Lubin are compensated indirectly by the Company through payments made to Lubin, Delano & Company, an investment banking and consulting firm of which they are the only partners. During 1997, the aggregate payments made to Lubin, Delano & Company for services provided by Messrs. Delano and Lubin in their capacities as President and Chairman of the Board, respectively, were $400,000. The Company's arrangements with Lubin, Delano & Company also provided for an incentive fee based upon the attainment of predetermined consolidated profit targets and additional compensation, as mutually agreed upon, for services provided by Lubin, Delano & Company in connection with acquisitions, divestitures, financings, or similar transactions involving the Company. Messrs. Delano and Lubin received no payments under the incentive compensation plan for 1997 or for services provided in connection with acquisitions, divestitures, financings, or similar transactions during 1997. During 1998, Lubin, Delano & Company will be compensated for the services of Messrs.

Delano and Lubin in their capacities as President and Chairman of the Board, respectively, at the base rate of $400,000 per year.

         The compensation paid for the combined services of Messrs. Delano and Lubin as President and Chairman of the Board of the Company, respectively, was agreed to after considering the competitive marketplace for executive talent and the responsibilities of such positions. From October 1995 to March 1997, Mr. Lubin was Executive Vice President and Chief Operating Officer of Salant Corporation ("Salant"). From April 1997 through July 1997, Mr. Lubin served as President and Chief Operating Officer of Salant. The Compensation Committee believes that, notwithstanding Mr. Lubin's engagement by Salant, the compensation package payable to Lubin, Delano & Company for the combined services of Messrs. Delano and Lubin over the course of the year as executive officers of the Company comports with the Compensation Committee's subjective perception of the base compensation levels of chief executives employed by other industrial companies, both public and private.


                                                   COMPENSATION COMMITTEE

                                                   William B. Conner, Chairman
                                                   Phillips E. Patton

                             STOCK PRICE PERFORMANCE

         Set forth below is a line graph comparing the yearly cumulative total stockholder return on the Company's Common Stock, based on the market price of the Common Stock, with the cumulative total return of companies in the S & P 500 Index and the NASDAQ Composite Index.


                     LEXINGTON PRECISION CORPORATION
                          SHARE OF COMMON STOCK                          S&P 500 INDEX                NASDAQ COMPOSITE INDEX
                     -------------------------------                     -------------                ----------------------
                     CLOSING              INDEXED TO                            INDEXED TO                         INDEXED TO
DATE                  PRICE               12/31/92                   CLOSE       12/31/92              CLOSE        12/31/92
----                 -------              ----------                 -----      ----------             -----        --------
12/31/92             $0.2500              $   100.00                 435.71       $100.00              676.95       $100.00
12/31/93              1.0000                  400.00                 466.45        107.06              776.82        114.75
12/31/94              1.7500                  700.00                 459.27        105.41              751.96        111.08
12/31/95              2.5000                1,000.00                 615.93        141.36            1,052.14        155.42
12/31/96              2.1250                  850.00                 740.74        170.01            1,291.03        190.71
12/31/97              2.6875                1,075.00                 970.43        222.72            1,570.35        231.97


         As of December 31, 1992 and 1993, no material trading data for the Company's Common Stock was publicly available. Based upon then current conversations with market-makers in the Common Stock, the Company believes that the bid quotation for the Common Stock was $0.25 per share as of December 31, 1992 and $1.00 per share as of December 31, 1993. As of December 31, 1994, 1995, 1996, and 1997, the last trade listed on the OTC Bulletin Board, provided by the National Association of Securities Dealers, was $1.75, $2.50, 2.125, and $2.6875 per share, respectively. The Company believes that eight brokerage firms currently make a market in the Company's Common Stock, although both bid and asked quotations may at times be limited.


                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

         Warren Delano and Michael A. Lubin beneficially own 30.1% and 32.9%, respectively, of the Common Stock of the Company.

         Messrs. Delano and Lubin are compensated indirectly by the Company through payments made to Lubin, Delano & Company, an investment banking and consulting firm of which they are the only partners. During 1997, the aggregate payments made to Lubin, Delano & Company for services provided by Messrs. Delano and Lubin in their capacities as President and Chairman of the Board, respectively, were $400,000. The Company's arrangements with Lubin, Delano & Company also provide for an incentive fee based upon the attainment of predetermined consolidated profit targets and additional compensation, as mutually agreed upon, for services provided by Lubin, Delano & Company in connection with acquisitions, divestitures, financings, or similar transactions involving the Company. Messrs. Delano and Lubin received no payments under the incentive compensation plan for 1997 or for services provided in connection with acquisitions, divestitures, financings, or similar transactions during 1997. During 1998, Lubin, Delano & Company is being compensated for the services provided by Messrs. Delano and Lubin in their capacities as president and Chairman of the Board, respectively, at the base rate of $400,000 per year.

         Messrs. Delano and Lubin and their affiliates are holders of $1,500,000 principal amount of the Company's 12.75% Senior Subordinated Notes due February 1, 2000, $1,000,000 principal amount of the Company's 14% Junior Subordinated Convertible Notes due May 1, 2000, and $347,000 principal amount of the Company's 14% Junior Subordinated Nonconvertible Notes due May 1, 2000. In 1997, Messrs. Delano and Lubin and their affiliates received interest payments on these notes in the aggregate amount of $379,783.

         The Company made cash payments in respect of fees and expenses of approximately $395,000 to the law firm of Nixon, Hargrave, Devans & Doyle LLP during 1997. Kenneth I. Greenstein, Secretary and a director of the Company, was a stockholder of a professional corporation that, until December 31, 1997, was a partner in that law firm.


        PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors, on the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP, independent public accountants, to audit the accounts of the Company for the year ending December 31, 1998. Ernst & Young LLP has been employed by the Company as its independent auditor since the fiscal year ended May 31, 1989.

         Stockholders are asked to approve the action of the Board of Directors in appointing Ernst & Young LLP. It is intended that, unless marked to the contrary, the shares represented by proxy shall be voted for the ratification of such appointment. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting to answer questions of stockholders and will have the opportunity, if desired, to make a statement.


                              STOCKHOLDER PROPOSALS

         Proposals by stockholders intended to be presented at the next annual meeting (to be held in 1999) must be received by the Secretary of the Company on or before January 5, 1999, in order to be included in the proxy statement and the proxy for that meeting. Proposals should be directed to Secretary, Lexington Precision Corporation, 767 Third Avenue, New York, NY 10017.


                                  OTHER MATTERS

         Management does not know of any other matters which are likely to be brought before the Annual Meeting. However, in the event that any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

         A copy of the Company's Report to Stockholders for the year ended December 31, 1997, which includes financial statements and related data, accompanies this Proxy Statement.

         According to SEC rules, the information presented in this Proxy Statement under the captions "Compensation Committee Report on Executive Compensation" and "Stock Price Performance" shall not be deemed to be "soliciting material" or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 and nothing contained in any previous filings made by the Company under such Acts shall be interpreted as incorporating by reference the information presented under the specified captions.

                                          By Order of the Board of Directors,

                                          Kenneth I. Greenstein
                                          Secretary

Dated:    April XX, 1998
          New York, New York

                        LEXINGTON PRECISION CORPORATION
                                767 Third Avenue
                            New York, New York 10017

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
  P           THE COMPANY FOR THE ANNUAL MEETING ON MAY 13, 1998
  R
  O     The undersigned hereby appoints as Proxies, each of WARREN DELANO and
  X     DENNIS J. WELHOUSE, each with full power to appoint his substitute,
  Y and hereby authorizes them to represent and to vote, as designated below, all shares of capital stock of Lexington Precision Corporation held of record by the undersigned on April 1, 1998, at the Annual Meeting of Stockholders to be held on May 13, 1998 and any adjournments thereof.

                                                                            (change of address)
        If Proposal 1 is approved, nominees for election of five
        directors:                                                    ------------------------------------
          William B. Conner        Michael A. Lubin
          Warren Delano            Phillips E. Patton                 ------------------------------------
          Kenneth I. Greenstein
                                                                      ------------------------------------
        If Proposal 1 is not approved, nominees for election of two   (If you have written in the above
        directors:                                                    space, please mark the corresponding
          Warren Delano        Kenneth I. Greenstein                  box on the reverse side of this card)
          (see reverse side to vote for or withhold vote for nominees)


        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
        PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED
        STATES OF AMERICA.

                                                                    SEE REVERSE
                                                                        SIDE

--------------------------------------------------------------------------------
                                  DETACH CARD

                                                  LEXINGTON PRECISION CORPORATION

                            PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  /X/

                                                                       [1213]

                                  FOR   WITHHELD  FOR ALL ALL
                                   ALL     ALL       EXCEPT:                                               FOR  AGAINST ABSTAIN
1A. If Proposal 2 is adopted,      / /     / /        / /       2. Amendment of Article III,                / /    / /     / /
    Election of 5 Directors                                        Section 1 of the By-laws
    (cross out exceptions)
    William B. Conner,
    Warren Delano,  Kenneth I.
    Greenstein, Michael A.
    Lubin, Phillips E. Patton

1B. If Proposal 2 is not adopted,  / /     / /        / /       3. Ratify the appointment of Ernst & Young  / /    / /     / /
    Election of 2 Directors                                        as independent auditors.
    (cross out exceptions)
    Warren Delano,
    Kenneth I. Greenstein

                                                                4. In their discretion, the Proxies are
                                                                   authorized to vote upon any other business
                                                                   that may properly come before the meeting.

                                                                   Plan to Attend Meeting                   / /

                                                                   Address change requested                / /


                                                                                                 Date:                  , 1998
                                                                                                      ------------------

                                                                         -----------------------------------------------------
                                                                         Signature(s)

                                                                         -----------------------------------------------------
                                                                         Signature(s)

                                                                         NOTE: Please sign exactly as name appears hereon.

                                   If shares are registered in more than one name, the signatures of all such persons are required.
                                   A corporation, should sign in the full corporate name by a duly authorized officer stating his title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. If a partnership, please sign in the partnership name by authorized persons.

------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE

                     PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.
